news release

FOR IMMEDIATE RELEASE
News Media contact: Kirk Saville (336) 979-7293
Analysts and Investors contact: T.C. Robillard (336) 519-2115

HanesBrands Announces Strong Third-Quarter 2021 Results
Company executing Full Potential growth plan; delivers strong revenue growth with operating profit and EPS exceeding guidance

•Net sales from continuing operations of $1.79 billion, up 6% over prior year, up 18% excluding PPE, driven by strong consumer demand globally
•Net sales from continuing operations up 11% over third-quarter 2019
•GAAP EPS from continuing operations of $0.50; adjusted EPS from continuing operations of $0.53
•Global Champion brand sales increase more than 33% over prior year and 20% over third- quarter 2019
•U.S. Innerwear sales increase 12% over prior year, excluding PPE, and 25% over third- quarter 2019
•Company effectively managing macro-environment headwinds from inflation and transportation delays
•Reiterates Q4 net sales and adjusted operating profit guidance, driven by consumer demand and strong inventory position
•Full Potential investments help fuel growth; Company remains confident in long-term growth strategy outlined in May
•For reconciliations of select GAAP and Non-GAAP measures, see Table 6 of this release

WINSTON-SALEM, N.C. (Nov. 4, 2021) – HanesBrands Inc. (NYSE: HBI), a global leader in iconic apparel brands, today announced results for the third quarter of 2021, with increased sales, operating profit, earnings per share and operating cash flow driven by strong point-of-sale performance and market share gains in its innerwear and activewear businesses.

“I want to thank our associates for delivering strong results in the quarter, particularly our manufacturing team, which has put us in position to meet consumer demand,” said Chief Executive Officer Steve Bratspies. “We are maintaining our fourth-quarter outlook for net sales and adjusted operating profit, driven by continued demand for our brands, our strong inventory position and our global team’s proven ability to manage ongoing macro challenges.

“We continue to make progress on our Full Potential plan as we invest in our iconic brands, build talent, enhance e-commerce capabilities and modernize our technology. We’re excited by the early results from Full Potential and are confident we can deliver the long-term plan we announced in May.”

Highlights from the quarter, as compared to 2019, include:

•Strong revenue and profit performance that was in-line with or exceeded the high-end of the Company’s increased guidance ranges despite the unexpected lockdown in Australia that forced the closure of two-thirds of its stores for nearly the entire quarter. Stores in Australia are re-opening as the lockdowns are lifted.

•Global Champion brand sales increased 20% with balanced growth between the U.S. and International. Performance was driven by strong consumer demand across channels in the U.S., continued growth in Europe and the ramp-up of partners in China.

•U.S. Innerwear sales increased 25% due to the combination of strong consumer demand across the Company’s brand portfolio, which drove point-of-sale growth and increased market share gains, as well as the impact from pent-up consumer demand that is fueling category growth rates above historical levels. Performance in the quarter was driven by momentum in shapewear and innovation in bras and men’s underwear.

•Consistent with the Company’s Full Potential plan to build its iconic brands, global media and marketing investment increased $25 million, helping drive higher point-of-sale trends and increased market share. These investments have improved Champion’s global brand awareness and consideration of the Company’s U.S. brands.

•Full Potential plan improvements in core e-commerce capabilities delivered higher conversion rates and average order values. Total online sales grew 62%, including 50% growth on Company-owned websites. The strong online performance, both domestic and international, was driven by consumer demand for the Company’s brands across its owned websites, pure-plays and retailer-owned websites.

Third-Quarter 2021 Results

Net sales from continuing operations for the third quarter ended October 2, 2021 totaled $1.79 billion, an increase of $98 million, or 6%, including 33% growth in Champion brand sales globally. This compared with $1.69 billion for the quarter ended September 26, 2020, which included $179 million in sales of personal protective equipment (“PPE”) in response to the COVID-19 pandemic. Excluding PPE, net sales increased $276 million, or 18%, over prior year. The year-over-year growth was driven by strong consumer demand and point-of-sale trends in the U.S., Europe, Americas and certain Asia markets, including China, which more than offset headwinds from the extended government COVID-related lockdowns in Australia and Japan. Total constant currency third-quarter net sales increased 5%.

Due to the significant impact of the pandemic on prior year results, this release includes certain comparisons to the comparable 2019 periods for additional context. All 2019 results are rebased to reflect the European Innerwear business as discontinued operations as well as the exit of the C9 Champion mass program and the DKNY intimate apparel license.

Compared to third-quarter 2019, net sales from continuing operations increased $179 million, or 11%, including 20% growth in Champion brand sales globally. Total constant currency net sales increased 10%. Growth in the global innerwear and activewear businesses was driven by strong consumer demand, higher point-of-sale performance and market share gains.

For the third-quarter 2021, GAAP gross margin of 39.1% increased 530 basis points compared to prior year and 170 basis points compared to third-quarter 2019. Adjusted gross margin of 39.1% increased 250 basis points over last year and approximately 65 basis points over 2019. The margin expansion in both periods was driven by cost savings programs in the supply chain and the benefits from business mix, which more than offset higher transportation and inflation costs.

Third-quarter GAAP operating profit increased 24% to $235 million compared to prior year and decreased 10% compared to third-quarter 2019. GAAP operating margin of 13.1% increased 190 basis points compared to prior year and decreased 200 basis points compared to third quarter 2019.

Adjusted operating profit of $264 million increased $22 million, or 9%, compared to prior year and $20 million, or 8% compared to 2019. Adjusted operating margin of 14.7% increased approximately 50 basis points compared to last year as the gross margin benefits more than offset increased brand marketing investments and higher levels of inflation in distribution costs. As compared to third-quarter 2019, adjusted operating margin decreased approximately 40 basis points as higher brand marketing investments and higher levels of inflation more than offset the gross margin benefits.

The GAAP and adjusted effective tax rates for the third quarter were 7.9% and 15.0%, respectively, which compare to GAAP and adjusted effective tax rates of 16.0% and 17.1%, respectively, for the third quarter of 2020. For the third quarter of 2019, GAAP and adjusted effective tax rates were 10.5% and 10.2%, respectively.

On a GAAP basis, third-quarter income from continuing operations totaled $177 million, or $0.50 per diluted share. This compares to income from continuing operations of $118 million, or $0.34 per diluted share in the prior year period, and income from continuing operations of $189 million, or $0.52 per diluted share in third-quarter 2019.

Adjusted income from continuing operations totaled $188 million, or $0.53 per diluted share. This compares to adjusted income from continuing operations of $160 million, or $0.46 per diluted share, in the prior year period and adjusted income from continuing operations of $174 million, or $0.48 per diluted share, in third-quarter 2019.

(See the Note on Adjusted Measures and Reconciliation to GAAP Measures later in this news release for additional discussion and details of actions, which include pandemic-related and Full Potential plan charges.)

Third-Quarter 2021 Business Segment Summaries

Innerwear (vs 2020) Sales decreased $90 million, or 11% due to the overlap of last year’s $166 million of PPE sales. Men’s, Kids and Socks revenue increased mid-to-high single digits while Women’s revenue increased approximately 20%. Excluding PPE, Innerwear sales increased 12% over last year with strong point-of-sale growth across channels. Operating margin of 21.0% decreased 70 basis points compared to prior year due to fixed cost de-leverage from lower sales, higher transportation costs, increased investments in brand marketing and higher levels of inflation.

(vs 2019) Sales increased $140 million, or 25%, compared to third-quarter 2019, with double-digit growth in the Kids, Socks, Women’s and Men’s businesses. The growth was driven by the combination of strong consumer demand across the Company’s brand portfolio, which drove point-of-sale growth and increased market share gains, as well as the impact from pent-up consumer demand that is fueling category growth rates above historical levels. Year-to-date, the Company’s U.S. innerwear market share has increased approximately 140 basis points over 2019 with increased share positions in Men’s, Women’s, Kids and Socks. Operating margin in the quarter expanded approximately 10 basis points to 21.0% as the benefits from volume leverage and business mix essentially offset increased investments in brand marketing as well as higher inflation costs.

Activewear (vs 2020) Activewear sales grew $138 million, or 42% over prior year driven by strong double-digit growth in both the Champion and Hanes brands. The Company experienced strong point-of- sale trends across several channels in the quarter. The segment continued to benefit from pent-up consumer demand and the overlap of last year’s COVID-related headwinds. Segment operating margin of 16.5% increased approximately 740 basis points over prior period driven by fixed-cost leverage from higher sales and the benefits from business mix, which more than offset higher brand marketing investment.

(vs 2019) Activewear revenue increased $17 million, or 4%. Champion brand sales within the segment increased 14%, which more than offset declines in other brands. The Company experienced strong point-of-sale trends across the online, wholesale and distributor channels in the quarter, which was partially offset by declines in the college bookstore channel. Activewear’s operating margin decreased approximately 10 basis points compared to third-quarter 2019 as leverage from higher sales volume and benefits from business mix were essentially offset by increased investments in brand marketing.

International (vs 2020) International segment revenue increased $30 million, or 6%, compared to prior year. Excluding $13 million of PPE sales in the prior year quarter, third-quarter sales increased 9% on a reported basis and 7% on a constant currency basis. Constant currency sales grew in the Americas, Europe and China driven by strong consumer demand for the Company’s brands and the overlap of last year’s COVID-related headwinds. Constant currency sales declined in Japan and were consistent with prior year in Australia as both countries were impacted by government-mandated store closings due to the ongoing pandemic. For the quarter, the International segment’s operating margin of 16.1% decreased 385 basis points over prior year driven by de-leverage in the Japan and Australia businesses as well as increased brand marketing investment.

(vs 2019) International segment revenue increased $23 million, or more than 4%, compared to third- quarter 2019. On a constant currency basis, sales increased more than 1% with strong growth in Europe, the Americas and parts of Asia offsetting COVID-related headwinds in Japan and Australia. For the quarter, the International segment’s operating margin decreased 240 basis points compared to third-quarter 2019 driven by increased brand marketing investments as well as de-leverage in Japan and Australia.

Refinancing of Senior Secured Credit Facility and Retirement of 2025 Senior Notes

•The Company intends to refinance its Senior Secured Credit Facility in the fourth quarter of 2021, subject to market conditions.

•In conjunction with the refinancing, the Company intends to redeem its $700 million 5.375% 2025 Senior Notes using proceeds from the transaction and cash on hand.

•The make-whole premium to redeem the 5.375% 2025 Senior Notes and transaction fees are estimated to result in a one-time charge of approximately $45 million, which is reflected in the Company’s fourth-quarter and full-year 2021 guidance ranges.

•The Company estimates this transaction will result in approximately $35 million of annual savings in interest and other expense, with approximately $4 million recognized in the fourth-quarter 2021. The expected interest and other expense savings is reflected in the Company’s fourth-quarter and full-year 2021 guidance ranges.

European Innerwear Divestiture Update

A key pillar of the Full Potential plan is focusing HanesBrands’ portfolio to enable the Company to invest in the areas with the greatest potential for growth. As part of this plan, the Company previously announced its intention to sell its European Innerwear business. The Company has reached an agreement to sell this business to an affiliate of Regent, L.P., pending the completion of consultation with the European and French works councils representing employees of the European Innerwear business and customary closing conditions. Under the agreement, the purchaser will receive all the assets and operating liabilities of the European Innerwear business for a purchase price of one Euro. The transaction is expected to close in the first quarter of 2022.

“Focusing our portfolio is crucial to our long-term growth and selling our European Innerwear business represents a significant step forward in our Full Potential plan,” Bratspies said. “Our European Innerwear business has strong brands and great people, and this transaction helps position them for long-term success. I want to thank our European Innerwear associates for their commitment and all they have done for the Company over the years.”

Fourth-Quarter and Full-Year 2021 Financial Outlook

The following financial outlook is based on current market conditions and judgments of management and is subject to risks and uncertainties that may cause actual results to differ materially, many of which are further discussed in the Company’s most recent annual report on Form 10-K available at www.sec.gov and in the investors section of the Company’s website at www.Hanes.com/Investors.

For fourth-quarter 2021, which ends on January 1, 2022, the Company currently expects:

•Net sales from continuing operations of approximately $1.71 billion to $1.78 billion, which represents approximately 3% growth over prior year at the midpoint and includes a projected benefit of approximately $6 million from changes in foreign currency exchange rates. This compares to net sales of $1.69 billion in fourth-quarter 2020, which included $28 million in PPE sales and approximately $45 million from the 53rd week.

•Adjusting for PPE and the 53rd week in 2020, net sales at the midpoint of the guidance range are expected to increase 8% over the prior year period.

•As compared to rebased fourth-quarter 2019, net sales at the midpoint are expected to increase 15%.

•GAAP operating profit from continuing operations to range from approximately $182 million to $202 million.

•Adjusted operating profit from continuing operations to range from approximately $200 million to $220 million. The midpoint of adjusted operating profit represents an operating margin of approximately 12.0% and reflects the impact of cost inflation as well as increased brand investment.

•Charges for actions related to Full Potential of approximately $18 million.

•Interest and other expenses of approximately $40 million, which excludes an approximate $45 million charge related to the expected refinancing of the Company’s Senior Secured Credit Facility and the make-whole premium for the planned redemption of its $700 million 5.375% 2025 Senior Notes.

•An effective tax rate of approximately 12% on both a GAAP and adjusted basis.

•GAAP earnings per share from continuing operations to range from approximately $0.24 to $0.29.

•Adjusted earnings per share from continuing operations to range from approximately $0.40 to $0.45.

For fiscal-year 2021, which ends on January 1, 2022, the Company currently expects:
•Net sales from continuing operations to total approximately $6.76 billion to $6.83 billion, which represents approximately 11% growth over prior year at the midpoint and includes a projected benefit of approximately $108 million from changes in foreign currency exchange rates. This compares to net sales of $6.13 billion in 2020, which included $820 million in sales of PPE and approximately $45 million from the 53rd week.

•Adjusting for PPE and the 53rd week in 2020, net sales at the midpoint of the guidance range are expected to increase 29% over the prior year period.

•As compared to rebased 2019, net sales at the midpoint are expected to increase 13%.

•GAAP operating profit from continuing operations to range from approximately $825 million to $845 million.

•Adjusted operating profit from continuing operations to range from approximately $910 million to $930 million. The midpoint of adjusted operating profit represents approximately 18% growth compared to prior year and 12% growth compared to 2019. The midpoint of adjusted operating profit guidance range represents an operating margin of 13.5%.

•Full-year outlook reflects higher levels of cost inflation as compared to 2020 and 2019.

•Incremental brand marketing investment of more than $50 million as compared to 2020.

•Charges for actions related to Full Potential of approximately $85 million.

•Interest and other expenses of approximately $175 million, which excludes an approximate $45 million charge related to the expected refinancing of the Company’s Senior Secured Credit Facility and the make-whole premium for the planned redemption of its $700 million 5.375% 2025 Senior Notes.

•An effective tax rate of approximately 11% on a GAAP basis and approximately 14% on an adjusted basis.

•GAAP earnings per share from continuing operations to range from approximately $1.53 to $1.58.

•Adjusted earnings per share from continuing operations to range from approximately $1.79 to $1.84.

•Cash flow from operations of approximately $550 million to $600 million.

•Capital expenditures of approximately $75 million to $85 million.

HanesBrands has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/FAQ.

Note on Adjusted Measures and Reconciliation to GAAP Measures

To supplement financial results prepared in accordance with generally accepted accounting principles, the Company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS from continuing operations, adjusted income from continuing operations, adjusted income tax expense, adjusted income from continuing operations before income tax expense, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA and adjusted EBITDA.

Adjusted EPS from continuing operations is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted income from continuing operations is defined as income from continuing operations excluding actions and the tax effect on actions. Adjusted income tax expense is defined as income tax expense excluding actions. Adjusted income from continuing operations before income tax is defined as income from continuing operations before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions.

Charges for actions taken in 2021 include professional fees, operating model charges and intangible asset impairment charges related to our Full Potential plan. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

Charges for actions taken in 2020 include supply chain restructuring actions, program exit costs, COVID- 19 related charges, Full Potential plan charges and the write-off of a discrete tax asset related to our Bras N Things acquisition. COVID-19 related charges include intangible asset and goodwill impairment charges, bad debt expense and supply chain re-startup costs. Full Potential plan charges for 2020 include inventory write-down charges related to our SKU reduction initiative and discontinuation of our PPE business.

Charges for actions taken in 2019 primarily represented supply chain network changes, program exit costs, and overhead reduction as well as completion of outstanding acquisition integration.

HanesBrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of the Full Potential plan and other actions, as well as the COVID-19 pandemic. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.

The Company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. HanesBrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

In addition, the Company has chosen to present certain year-over-year comparisons with respect to the Company’s rebased 2019 business, which excludes the exited C9 Champion mass program and DKNY intimate apparel license. HanesBrands believes this information is useful to management and investors to facilitate a more meaningful comparison of the results of the Company’s ongoing business.

HanesBrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the Company’s reported operating results, HanesBrands also presents constant- currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The Company uses constant-currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation.

To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

HanesBrands believes constant-currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the supplemental financial information included with this news release.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding the potential impact of the COVID-19 pandemic on our business and financial performance; guidance and predictions regarding expected operating results, including related to our Full Potential plan; statements made in the Fourth Quarter and Full-year 2021 Financial Outlook section of this news release; and statements regarding the anticipated refinancing of our Senior Secured Credit Facility and sale of our European Innerwear business, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to successfully execute our Full Potential plan to achieve the desired results; the potential effects of the COVID-19 pandemic, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; our reliance on a relatively small number of customers for a significant portion of our sales; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on

Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands
HanesBrands (NYSE: HBI) makes everyday apparel that is known and loved by consumers around the world for comfort, quality and value. Among the Company’s iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; and Bonds, which is setting new standards for design and sustainability. HBI employs 61,000 associates in 47 countries and has built a strong reputation for workplace quality and ethical business practices. The Company, a longtime leader in sustainability, launched aggressive 2030 goals to improve the lives of people, protect the planet and produce sustainable products. HBI is building on its unmatched strengths to unlock its #FullPotential and deliver long-term growth that benefits all of its stakeholders.

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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Quarters Ended			Nine Months Ended
	October 2, 2021	September 26, 2020	% Change	October 2, 2021	September 26, 2020	% Change
Net sales	$1,789,551	$1,691,863	5.8%	$5,048,891	$4,438,016	13.8%
Cost of sales	1,089,890	1,120,392		3,064,920	2,934,515
Gross profit	699,661	571,471	22.4%	1,983,971	1,503,501	32.0%
As a % of net sales	39.1%	33.8%		39.3%	33.9%
Selling, general and administrative expenses	465,015	382,384		1,341,809	1,064,328
As a % of net sales	26.0%	22.6%		26.6%	24.0%
Operating profit	234,646	189,087	24.1%	642,162	439,173	46.2%
As a % of net sales	13.1%	11.2%		12.7%	9.9%
Other expenses	1,811	4,898		6,227	15,652
Interest expense, net	40,860	43,500		127,760	120,602
Income from continuing operations before income tax expense	191,975	140,689		508,175	302,919
Income tax expense	15,228	22,464		55,161	43,008
Income from continuing operations	176,747	118,225	49.5%	453,014	259,911	74.3%
Loss from discontinued operations, net of tax	(24,970)	(14,947)		(435,823)	(3,326)
Net income	$151,777	$103,278		$17,191	$256,585

Earnings (loss) per share - basic:
Continuing operations	$0.50	$0.34		$1.29	$0.74
Discontinued operations	(0.07)	(0.04)		(1.24)	(0.01)
Net income	$0.43	$0.29		$0.05	$0.73

Earnings (loss) per share - diluted:
Continuing operations	$0.50	$0.34		$1.29	$0.73
Discontinued operations	(0.07)	(0.04)		(1.24)	(0.01)
Net income	$0.43	$0.29		$0.05	$0.72

Weighted average shares outstanding:
Basic	351,071	350,703		351,020	353,419
Diluted	352,251	351,604		351,996	353,956

TABLE 2-A
HANESBRANDS INC.
Supplemental Financial Information
Impact of Foreign Currency
(in thousands, except per share data)
(Unaudited)

	Quarter Ended October 2, 2021
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended September 26, 2020	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$1,789,551	$8,446	$1,781,105	$1,691,863	5.8%	5.3%
Gross profit	699,661	4,169	695,492	571,471	22.4	21.7
Operating profit	234,646	1,276	233,370	189,087	24.1	23.4
Diluted earnings per share from continuing operations	$0.50	$0.00	$0.50	$0.34	47.1%	47.1%

As adjusted:[2]
Net sales	$1,789,551	$8,446	$1,781,105	$1,691,863	5.8%	5.3%
Gross profit	699,553	4,169	695,384	619,070	13.0	12.3
Operating profit	263,742	1,276	262,466	241,344	9.3	8.8
Diluted earnings per share from continuing operations	$0.53	$0.00	$0.53	$0.46	15.2%	15.2%

	Nine Months Ended October 2, 2021
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Nine Months Ended September 26, 2020	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$5,048,891	$102,217	$4,946,674	$4,438,016	13.8%	11.5%
Gross profit	1,983,971	55,584	1,928,387	1,503,501	32.0	28.3
Operating profit	642,162	17,228	624,934	439,173	46.2	42.3
Diluted earnings per share from continuing operations	$1.29	$0.04	$1.24	$0.73	76.7%	69.9%

As adjusted:[2]
Net sales	$5,048,891	$102,217	$4,946,674	$4,438,016	13.8%	11.5%
Gross profit	1,988,570	55,584	1,932,986	1,591,329	25.0	21.5
Operating profit	709,315	17,228	692,087	548,033	29.4	26.3
Diluted earnings per share from continuing operations	$1.39	$0.04	$1.35	$0.98	41.8%	37.8%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2	Results for the quarters and nine months ended October 2, 2021 and September 26, 2020 reflect adjustments for restructuring and other action-related charges. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Tables 6-A through 6-E.

TABLE 2-B
HANESBRANDS INC.
Supplemental Financial Information
Impact of Foreign Currency
(in thousands, except per share data)
(Unaudited)

	Quarter Ended October 2, 2021
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended September 28, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$1,789,551	$16,060	$1,773,491	$1,729,308	3.5%	2.6%
Gross profit	699,661	8,678	690,983	646,469	8.2	6.9
Operating profit	234,646	2,212	232,434	261,178	(10.2)	(11.0)
Diluted earnings per share from continuing operations	$0.50	$0.01	$0.50	$0.52	(3.8)%	(3.8)%

As adjusted:[2]
Net sales	$1,789,551	$16,060	$1,773,491	$1,610,610	11.1%	10.1%
Gross profit	699,553	8,678	690,875	619,487	12.9	11.5
Operating profit	263,742	2,212	261,530	243,749	8.2	7.3
Diluted earnings per share from continuing operations	$0.53	$0.01	$0.53	$0.48	10.4%	10.4%

	Nine Months Ended October 2, 2021
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Nine Months Ended September 28, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$5,048,891	$64,893	$4,983,998	$4,815,704	4.8%	3.5%
Gross profit	1,983,971	35,968	1,948,003	1,795,573	10.5	8.5
Operating profit	642,162	10,799	631,363	620,679	3.5	1.7
Diluted earnings per share from continuing operations	$1.29	$0.03	$1.26	$1.13	14.2%	11.5%

As adjusted:[2]
Net sales	$5,048,891	$64,893	$4,983,998	$4,484,192	12.6%	11.1%
Gross profit	1,988,570	35,968	1,952,602	1,733,436	14.7	12.6
Operating profit	709,315	10,799	698,516	590,475	20.1	18.3
Diluted earnings per share from continuing operations	$1.39	$0.03	$1.36	$1.06	31.1%	28.3%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the quarters and nine months ended October 2, 2021 and September 28, 2019 reflect adjustments for restructuring and other action-related charges. Results for the quarter and nine months ended September 28, 2019 also reflect adjustments for the exited C9 Champion mass program and DKNY intimate apparel license. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Tables 6-A through 6-E.

TABLE 3-A
HANESBRANDS INC.
Supplemental Financial Information
By Business Segment
(in thousands)
(Unaudited)

	Quarters Ended			Nine Months Ended
	October 2, 2021	September 26, 2020	% Change	October 2, 2021	September 26, 2020	% Change
Segment net sales:
Innerwear[1]	$702,617	$792,600	(11.4)%	$2,053,702	$2,309,816	(11.1)%
Activewear	462,499	324,921	42.3	1,230,691	781,300	57.5
International[2]	536,483	506,203	6.0	1,521,667	1,185,718	28.3
Other	87,952	68,139	29.1	242,831	161,182	50.7
Total net sales	$1,789,551	$1,691,863	5.8%	$5,048,891	$4,438,016	13.8%

Segment operating profit:
Innerwear	$147,651	$172,000	(14.2)%	$461,237	$558,075	(17.4)%
Activewear	76,172	29,568	157.6	177,813	31,925	457.0
International	86,371	101,029	(14.5)	235,451	156,936	50.0
Other	11,288	3,059	269.0	22,394	(12,263)	NM
General corporate expenses/other	(57,740)	(64,312)	(10.2)	(187,580)	(186,640)	0.5
Total operating profit before restructuring and other action-related charges	263,742	241,344	9.3	709,315	548,033	29.4
Restructuring and other action-related charges	(29,096)	(52,257)	(44.3)	(67,153)	(108,860)	(38.3)
Total operating profit	$234,646	$189,087	24.1%	$642,162	$439,173	46.2%

1	The Innerwear segment includes $166 million and $779 million of net sales of personal protective equipment in the third quarter and nine months of 2020, respectively.
2	The International segment includes $13 million of net sales of personal protective equipment in the third quarter and nine months of 2020.

	Quarters Ended			Nine Months Ended
	October 2, 2021	September 26, 2020	Basis Points Change	October 2, 2021	September 26, 2020	Basis Points Change
Segment operating margin:
Innerwear	21.0%	21.7%	(69)	22.5%	24.2%	(170)
Activewear	16.5	9.1	737	14.4	4.1	1,036
International	16.1	20.0	(386)	15.5	13.2	224
Other	12.8	4.5	834	9.2	(7.6)	1,683
General corporate expenses/other	(3.2)	(3.8)	57	(3.7)	(4.2)	49
Total operating margin before restructuring and other action-related charges	14.7	14.3	47	14.0	12.3	170
Restructuring and other action-related charges	(1.6)	(3.1)	146	(1.3)	(2.5)	112
Total operating margin	13.1%	11.2%	194	12.7%	9.9%	282

TABLE 3-B
HANESBRANDS INC.
Supplemental Financial Information
By Business Segment
(in thousands)
(Unaudited)

	Quarters Ended			Nine Months Ended
	October 2, 2021	September 28, 2019 Rebased[1]	% Change	October 2, 2021	September 28, 2019 Rebased[1]	% Change
Segment net sales:
Innerwear	$702,617	$562,285	25.0%	$2,053,702	$1,686,176	21.8%
Activewear	462,499	445,587	3.8	1,230,691	1,117,048	10.2
International	536,483	513,382	4.5	1,521,667	1,435,030	6.0
Other	87,952	89,356	(1.6)	242,831	245,938	(1.3)
Total net sales	$1,789,551	$1,610,610	11.1%	$5,048,891	$4,484,192	12.6%

Segment operating profit:
Innerwear	$147,651	$117,771	25.4%	$461,237	$367,894	25.4%
Activewear	76,172	73,738	3.3	177,813	143,763	23.7
International	86,371	94,908	(9.0)	235,451	246,174	(4.4)
Other	11,288	12,898	(12.5)	22,394	23,327	(4.0)
General corporate expenses/other	(57,740)	(55,566)	3.9	(187,580)	(190,683)	(1.6)
Total operating profit before restructuring and other action-related charges	263,742	243,749	8.2	709,315	590,475	20.1
Restructuring and other action-related charges	(29,096)	(9,843)	195.6	(67,153)	(43,448)	54.6
Total operating profit	$234,646	$233,906	0.3%	$642,162	$547,027	17.4%

	Quarters Ended			Nine Months Ended
	October 2, 2021	September 28, 2019 Rebased[1]	Basis Points Change	October 2, 2021	September 28, 2019 Rebased[1]	Basis Points Change
Segment operating margin:
Innerwear	21.0%	20.9%	7	22.5%	21.8%	64
Activewear	16.5	16.5	(8)	14.4	12.9	158
International	16.1	18.5	(239)	15.5	17.2	(168)
Other	12.8	14.4	(160)	9.2	9.5	(26)
General corporate expenses/other	(3.2)	(3.4)	22	(3.7)	(4.3)	54
Total operating margin before restructuring and other action-related charges	14.7	15.1	(40)	14.0	13.2	88
Restructuring and other action-related charges	(1.6)	(0.6)	(101)	(1.3)	(1.0)	(36)
Total operating margin	13.1%	14.5%	(141)	12.7%	12.2%	52

1
Results for the quarter and nine months ended September 28, 2019 reflect adjustments for the exited C9 Champion mass program and DKNY intimate apparel license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Tables 6-A through 6-E.

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	October 2, 2021	January 2, 2021	September 26, 2020
Assets
Cash and cash equivalents	$873,628	$900,615	$716,921
Trade accounts receivable, net	928,039	768,221	921,434
Inventories	1,629,506	1,367,758	1,996,851
Other current assets	172,617	158,700	191,541
Current assets of discontinued operations	304,124	234,086	279,331
Total current assets	3,907,914	3,429,380	4,106,078
Property, net	440,804	477,821	484,939
Right-of-use assets	372,212	432,631	422,543
Trademarks and other identifiable intangibles, net	1,227,457	1,293,847	1,230,757
Goodwill	1,136,173	1,158,938	1,154,449
Deferred tax assets	327,196	367,976	193,015
Other noncurrent assets	51,049	64,773	93,849
Noncurrent assets of discontinued operations	—	494,501	482,911
Total assets	$7,462,805	$7,719,867	$8,168,541

Liabilities
Accounts payable	$1,239,960	$891,868	$1,088,556
Accrued liabilities	718,545	609,864	590,778
Lease liabilities	122,545	136,510	143,753
Notes payable	—	—	11
Current portion of long-term debt	37,500	263,936	—
Current liabilities of discontinued operations	299,498	222,183	208,506
Total current liabilities	2,418,048	2,124,361	2,031,604
Long-term debt	3,626,547	3,739,434	3,972,212
Lease liabilities - noncurrent	276,595	331,577	317,834
Pension and postretirement benefits	321,323	381,457	324,683
Other noncurrent liabilities	183,723	216,091	256,238
Noncurrent liabilities of discontinued operations	—	112,989	116,437
Total liabilities	6,826,236	6,905,909	7,019,008

Stockholders’ equity
Preferred stock	—	—	—
Common stock	3,492	3,488	3,483
Additional paid-in capital	316,112	307,883	306,157
Retained earnings	928,293	1,069,546	1,454,676
Accumulated other comprehensive loss	(611,328)	(566,959)	(614,783)
Total stockholders’ equity	636,569	813,958	1,149,533
Total liabilities and stockholders’ equity	$7,462,805	$7,719,867	$8,168,541

TABLE 5
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows1
(in thousands)
(Unaudited)

	Quarters Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Operating Activities:
Net income	$151,777	$103,278	$17,191	$256,585
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	19,618	22,277	63,183	67,676
Amortization of acquisition intangibles	4,718	6,304	15,696	18,503
Other amortization	2,796	2,984	8,610	8,091
Impairment of intangible assets and goodwill	—	—	163,047	20,319
Loss on classification of assets held for sale	30,562	—	266,742	—
Amortization of debt issuance costs	2,581	3,184	10,250	8,303
Other	12,336	9,411	(1,888)	25,658
Changes in assets and liabilities:
Accounts receivable	(1,819)	216,255	(201,925)	(175,879)
Inventories	(117,316)	(197,958)	(292,465)	(259,367)
Other assets	2,591	(11,789)	7,042	(43,359)
Accounts payable	90,716	(20,772)	391,034	189,566
Accrued pension and postretirement benefits	(1,292)	353	(40,468)	(18,965)
Accrued liabilities and other	117,852	115,488	121,327	134,091
Net cash from operating activities	315,120	249,015	527,376	231,222

Investing Activities:
Capital expenditures	(29,989)	(2,521)	(55,320)	(49,033)
Proceeds from sales of assets	24	265	2,479	331
Other	1,500	1,795	8,437	7,618
Net cash from investing activities	(28,465)	(461)	(44,404)	(41,084)

Financing Activities:
Repayments on Term Loan Facilities	(9,375)	—	(315,625)	—
Borrowings on Accounts Receivable Securitization Facility	—	—	—	227,061
Repayments on Accounts Receivable Securitization Facility	—	—	—	(227,061)
Borrowings on Revolving Loan Facilities	—	—	—	1,638,000
Repayments on Revolving Loan Facilities	—	(118,189)	—	(1,756,189)
Borrowings on Senior Notes	—	—	—	700,000
Borrowings on International Debt	—	—	—	31,222
Repayments on International Debt	—	(36,383)	—	(36,383)
Borrowings on notes payable	66,759	49,889	109,397	166,558
Repayments on notes payable	(66,531)	(53,735)	(109,597)	(166,108)
Share repurchases	—	—	—	(200,269)
Cash dividends paid	(52,380)	(52,236)	(157,099)	(158,132)
Other	(476)	(1,223)	(3,000)	(15,258)
Net cash from financing activities	(62,003)	(211,877)	(475,924)	203,441
Effect of changes in foreign exchange rates on cash	(10,427)	11,721	(27,207)	9,052
Change in cash, cash equivalents and restricted cash	214,225	48,398	(20,159)	402,631
Cash, cash equivalents and restricted cash at beginning of period	676,219	684,156	910,603	329,923
Cash, cash equivalents and restricted cash at end of period	890,444	732,554	890,444	732,554
Less restricted cash at end of period	—	1,073	—	1,073
Cash and cash equivalents at end of period	$890,444	$731,481	$890,444	$731,481

Balances included in the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$873,628	$716,921	$873,628	$716,921
Cash and cash equivalents included in current assets of discontinued operations	16,816	14,560	16,816	14,560
Cash and cash equivalents at end of period	$890,444	$731,481	$890,444	$731,481

1
The cash flows related to discontinued operations have not been segregated and remain included in the major classes of assets and liabilities. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

TABLE 6-A
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended October 2, 2021
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$699,661	$(465,015)	$234,646	$191,975	$(15,228)	$176,747	$0.50
As a percentage of net sales	39.1%	26.0%	13.1%
Restructuring and other action-related charges:
Full Potential Plan:
Professional services	—	11,283	11,283	11,283	—	11,283	0.03
Operating model	—	16,000	16,000	16,000	—	16,000	0.05
Other	(108)	1,921	1,813	1,813	—	1,813	0.01
Discrete tax benefits	—	—	—	—	(11,802)	(11,802)	(0.03)
Tax effect on actions	—	—	—	—	(6,131)	(6,131)	(0.02)
Total restructuring and other action-related charges	(108)	29,204	29,096	29,096	(17,933)	11,163	0.03
As adjusted	$699,553	$(435,811)	$263,742	$221,071	$(33,161)	$187,910	$0.53
As a percentage of net sales	39.1%	24.4%	14.7%

	Nine Months Ended October 2, 2021
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$1,983,971	$(1,341,809)	$642,162	$508,175	$(55,161)	$453,014	$1.29
As a percentage of net sales	39.3%	26.6%	12.7%
Restructuring and other action-related charges:
Full Potential Plan:
Professional services	—	36,793	36,793	36,793	—	36,793	0.10
Operating model	—	17,600	17,600	17,600	—	17,600	0.05
Impairment of intangible assets	—	7,302	7,302	7,302	—	7,302	0.02
Other	4,599	859	5,458	5,458	—	5,458	0.02
Discrete tax benefits	—	—	—	—	(19,097)	(19,097)	(0.05)
Tax effect on actions	—	—	—	—	(12,041)	(12,041)	(0.03)
Total restructuring and other action-related charges	4,599	62,554	67,153	67,153	(31,138)	36,015	0.10
As adjusted	$1,988,570	$(1,279,255)	$709,315	$575,328	$(86,299)	$489,029	$1.39
As a percentage of net sales	39.4%	25.3%	14.0%

1	Amounts may not be additive due to rounding.

Including the favorable foreign currency impact of $1 million, global Champion sales excluding C9 Champion increased approximately 33% in the third quarter of 2021 compared to the third quarter of 2020. On a constant currency basis, global Champion sales excluding C9 Champion increased approximately 33% in the third quarter of 2021 compared to the third quarter of 2020.

Including the favorable foreign currency impact of $9 million, global Champion sales excluding C9 Champion increased approximately 20% in the third quarter of 2021 compared to the third quarter of 2019. On a constant currency basis, global Champion sales excluding C9 Champion increased approximately 19% in the third quarter of 2021 compared to the third quarter of 2019.

TABLE 6-B
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended September 26, 2020
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$571,471	$(382,384)	$189,087	$140,689	$(22,464)	$118,225	$0.34
As a percentage of net sales	33.8%	22.6%	11.2%
Restructuring and other action-related charges:
Supply chain actions	2,098	—	2,098	2,098	—	2,098	0.01
Program exit costs	356	—	356	356	—	356	0.00
Other	(4)	1,199	1,195	1,195	—	1,195	0.00
COVID-19 related charges:
Supply chain re-startup	45,149	3,459	48,608	48,608	—	48,608	0.14
Discrete tax benefits	—	—	—	—	(3,113)	(3,113)	(0.01)
Tax effect on actions	—	—	—	—	(7,360)	(7,360)	(0.02)
Total restructuring and other action-related charges	47,599	4,658	52,257	52,257	(10,473)	41,784	0.12
As adjusted	$619,070	$(377,726)	$241,344	$192,946	$(32,937)	$160,009	$0.46
As a percentage of net sales	36.6%	22.3%	14.3%

	Nine Months Ended September 26, 2020
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$1,503,501	$(1,064,328)	$439,173	$302,919	$(43,008)	$259,911	$0.73
As a percentage of net sales	33.9%	24.0%	9.9%
Restructuring and other action-related charges:
Supply chain actions	18,800	—	18,800	18,800	—	18,800	0.05
Program exit costs	9,387	467	9,854	9,854	—	9,854	0.03
Other	(377)	7,688	7,311	7,311	—	7,311	0.02
COVID-19 related charges:
Supply chain re-startup	45,149	3,459	48,608	48,608	—	48,608	0.14
Bad debt	—	9,418	9,418	9,418	—	9,418	0.03
Inventory	14,869	—	14,869	14,869	—	14,869	0.04
Discrete tax benefits	—	—	—	—	(3,113)	(3,113)	(0.01)
Tax effect on actions	—	—	—	—	(17,581)	(17,581)	(0.05)
Total restructuring and other action-related charges	87,828	21,032	108,860	108,860	(20,694)	88,166	0.25
As adjusted	$1,591,329	$(1,043,296)	$548,033	$411,779	$(63,702)	$348,077	$0.98
As a percentage of net sales	35.9%	23.5%	12.3%

1	Amounts may not be additive due to rounding.

TABLE 6-C
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended September 28, 2019
	Net Sales	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$1,729,308	$646,469	$(385,291)	$261,178	$211,134	$(22,129)	$189,005	$0.52
Less exited programs[2]	(118,698)	(36,290)	9,018	(27,272)	(27,272)	3,848	(23,424)	(0.06)
As rebased	1,610,610	610,179	(376,273)	233,906	183,862	(18,281)	165,581	0.45
As a percentage of net sales		37.9%	23.4%	14.5%
Restructuring and other action-related charges:
Supply chain actions	—	9,308	—	9,308	9,308	—	9,308	0.03
Other	—	—	535	535	535	—	535	0.00
Tax effect on actions	—	—	—	—	—	(1,389)	(1,389)	0.00
Total restructuring and other action-related charges	—	9,308	535	9,843	9,843	(1,389)	8,454	0.02
As adjusted	$1,610,610	$619,487	$(375,738)	$243,749	$193,705	$(19,670)	$174,035	$0.48
As a percentage of net sales		38.5%	23.3%	15.1%

	Nine Months Ended September 28, 2019
	Net Sales	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$4,815,704	$1,795,573	$(1,174,894)	$620,679	$461,418	$(46,708)	$414,710	$1.13
Less exited programs[2]	(331,512)	(101,347)	27,695	(73,652)	(73,652)	10,388	(63,264)	(0.17)
As rebased	4,484,192	1,694,226	(1,147,199)	547,027	387,766	(36,320)	351,446	0.96
As a percentage of net sales		37.8%	25.6%	12.2%
Restructuring and other action-related charges:
Supply chain actions	—	39,210	—	39,210	39,210	—	39,210	0.11
Other	—	—	4,238	4,238	4,238	—	4,238	0.01
Tax effect on actions	—	—	—	—	—	(6,127)	(6,127)	(0.02)
Total restructuring and other action-related charges	—	39,210	4,238	43,448	43,448	(6,127)	37,321	0.10
As adjusted	$4,484,192	$1,733,436	$(1,142,961)	$590,475	$431,214	$(42,447)	$388,767	$1.06
As a percentage of net sales		38.7%	25.5%	13.2%

1	Amounts may not be additive due to rounding.
2	Includes the results for the exited C9 Champion mass program and the DKNY intimate apparel license.

TABLE 6-D
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended September 28, 2019
	As Reported	Less: Exited Programs[1]	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$578,453	$16,168	$562,285	$—	$562,285
Activewear	548,117	102,530	445,587	—	445,587
International	513,382	—	513,382	—	513,382
Other	89,356	—	89,356	—	89,356
Total net sales	$1,729,308	$118,698	$1,610,610	$—	$1,610,610

Segment operating profit:
Innerwear	$121,467	$3,696	$117,771	$—	$117,771
Activewear	97,314	23,576	73,738	—	73,738
International	94,908	—	94,908	—	94,908
Other	12,898	—	12,898	—	12,898
General corporate expenses/other	(55,566)	—	(55,566)	—	(55,566)
Restructuring and other action-related charges	(9,843)	—	(9,843)	(9,843)	—
Total operating profit	$261,178	$27,272	$233,906	$(9,843)	$243,749

	Nine Months Ended September 28, 2019
	As Reported	Less: Exited Programs[1]	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$1,733,002	$46,826	$1,686,176	$—	$1,686,176
Activewear	1,401,734	284,686	1,117,048	—	1,117,048
International	1,435,030	—	1,435,030	—	1,435,030
Other	245,938	—	245,938	—	245,938
Total net sales	$4,815,704	$331,512	$4,484,192	$—	$4,484,192

Segment operating profit:
Innerwear	$375,623	$7,729	$367,894	$—	$367,894
Activewear	209,686	65,923	143,763	—	143,763
International	246,174	—	246,174	—	246,174
Other	23,327	—	23,327	—	23,327
General corporate expenses/other	(190,683)	—	(190,683)	—	(190,683)
Restructuring and other action-related charges	(43,448)	—	(43,448)	(43,448)	—
Total operating profit	$620,679	$73,652	$547,027	$(43,448)	$590,475

1	Includes the results for the exited C9 Champion mass program and the DKNY intimate apparel license.

TABLE 6-E
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Last Twelve Months
	October 2, 2021	September 26, 2020
EBITDA[1]:
Income from continuing operations	$160,816	$418,525
Interest expense, net	171,396	161,155
Income tax expense (benefit)	(97,787)	66,536
Depreciation and amortization	116,145	111,336
Total EBITDA	350,570	757,552
Total restructuring and other action-related charges (excluding tax effect on actions)	692,489	127,927
Stock compensation expense	15,017	13,813
Total EBITDA, as adjusted	$1,058,076	$899,292

Net debt:
Debt (current and long-term debt)	$3,664,047	$3,972,212
Notes payable	—	11
(Less) Cash and cash equivalents	(873,628)	(716,921)
Net debt	$2,790,419	$3,255,302

Net debt/EBITDA, as adjusted	2.6	3.6

1	Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

	Quarters Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Free cash flow[1]:
Net cash from operating activities	$315,120	$249,015	$527,376	$231,222
Capital expenditures	(29,989)	(2,521)	(55,320)	(49,033)
Free cash flow	$285,131	$246,494	$472,056	$182,189

1	Free cash flow includes the results from continuing and discontinued operations.

TABLE 7
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of GAAP Outlook to Adjusted Outlook
(in thousands, except per share data)
(Unaudited)

	Quarter Ended	Year Ended
	January 1, 2022	January 1, 2022
Operating profit outlook, as calculated under GAAP	$182,000 to $202,000	$825,000 to $845,000
Restructuring and other action-related charges	$18,000	$85,000
Operating profit outlook, as adjusted	$200,000 to $220,000	$910,000 to $930,000

Diluted earnings per share from continuing operations, as calculated under GAAP[1]	$0.24 to $0.29	$1.53 to $1.58
Restructuring and other action-related charges	$0.16	$0.26
Diluted earnings per share from continuing operations, as adjusted	$0.40 to $0.45	$1.79 to $1.84

1	The company expects approximately 353 million diluted weighted average shares outstanding for the quarter ended January 1, 2022 and approximately 352 million diluted weighted average shares outstanding for the year ended January 1, 2022.